Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 10, 2024, except for Note 13, as to which the date is July 24, 2024 relating to the consolidated financial statements appearing in the Annual Report on Form 20-F of LZ Technology Holdings Limited for the year ended December 31, 2024.

/s/ Marcum Asia CPAs LLP

New York, NY

December 18, 2025

NEW YORK OFFICE ● 7 Penn Plaza ● Suite 830 ● New York, New York ● 10001

Phone 646.442.4845 ● Fax 646.349.5200 ● www.marcumasia.com